POWER OF ATTORNEY

THE STATE OF ~~TEXAS~~ North Carolina (
COUNTY OF ~~HARRIS~~ Union (
(

KNOW ALL MEN BY THESE PRESENTS THAT:

The undersigned hereby constitutes and appoints Stephen E. Tremblay and/or James L. Simmons the undersigned's true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned, in theundersigned's capacity as an officer and/or director of Kraton Corporation (the ***"Company"***), Forms 3, 4 and 5 and file suchforms with the United States Securities and Exchange Commission (the ***"SEC"***)and anystock exchange or similar authority; and

(2) do and perform any and all acts for and on behalf of theundersigned that may be necessary or desirable to complete and executeany such Forms 3, 4 or 5 and file such forms with the SEC and any stock exchange orsimilar authority; and

(3) take any other action of any type whatsoever in connection withthe foregoing that, in the opinion of such attorney-in-fact, may be ofbenefit to, in the best interest of, or legally required by theundersigned, it being understood that the documents executed by suchattorney-in-fact on behalf of the undersigned pursuant to this Power ofAttorney shall be in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full powerand authority to do and perform any and every act and thing whatsoeverrequisite, necessary, or proper to be done in the exercise of any ofthe rights and powers herein granted, as fully to all intents andpurposes as the undersigned might or could do if personally present,with full power of substitution or resubstitution, hereby ratifying andconfirming all that such substitutes, shall lawfully do or cause to bedone by virtue of this Power of Attorney and the rights and powersherein granted. The undersigned acknowledges that the foregoingattorney-in-fact, in serving in such capacity at the request of theundersigned, is not assuming, nor is the Company assuming, any of theundersigned's responsibilities to comply with Section 16 of theSecurities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effectuntil the undersigned is no longer required to file Forms 3, 4, and 5with respect to the undersigned's holdings of and transactions insecurities issued by the Company, unless earlier revoked by theundersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power ofAttorney as of this 29th day of November 2016.

HebaBotros

THE STATE OF ~~TEXAS~~ North Carolina (
COUNTY OF ~~HARRI~~S Union (
(

BEFORE ME, the undersigned authority, on this day personallyappeared HEBA BOTROSknown to me to be the person whose nameis subscribed to the foregoing instrument and acknowledged to me that heexecuted the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 29th day of November2016.

[signature]

Name:
Notary Public

DANIEL CHIZMADIA
Notary Public
Union County
North Carolina
My Commission Expires Jun 1, 2019

Notary's Printed Name: Daniel Chizmadia
Commission Expires: June 1st, 2019